SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                          July 28, 2005 (July 22, 2005)


                                  EQUITEX, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                       0-12374                     84-0905189
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(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
of incorporation)                                            Identification No.)


                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
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               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940


                   -------------------------------------------
         (Former name or former address, if changed since last report.)





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ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         The disclosures set forth in Item 5.03 below are hereby incorporated by reference to this Item 3.03.

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

         On July 22, 2005, Equitex, Inc. (the "Company") filed with the Delaware Secretary of State a Certificate of Designations of Rights and Preferences of the Series K Convertible Preferred Stock (the "Certificate"). The Certificate designates a new class of Series K Preferred Stock, par value $.01 per share, and defines the rights and preferences thereof. The holders of the Series K Preferred Stock shall receive dividend rights and conversion rights, and shall receive a liquidation preference to all junior securities, including the common stock. Except as required by law, the holders of the Series K Preferred Stock will not have voting rights.

         The Company is authorized to issue up to 3,100 shares of the Series K Preferred Stock, none of which has been issued as of the date of this Report. For more detail as to the rights and preferences of the Series K Preferred Stock, please see the Certificate, which is attached as Exhibit 3.1 hereto and incorporated by reference herein.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

        (c)      Exhibits

        3.1 Certificate of Designations of Rights and Preferences of the Series K Convertible Preferred Stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EQUITEX, INC.



Date: July 28, 2005                         By:    /s/ Thomas B. Olson
                                               --------------------------------
                                                 Thomas B. Olson, Secretary


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